Exhibit 99.1

LSI INDUSTRIES REPORTS FISCAL 2025 THIRD QUARTER RESULTS

AND DECLARES QUARTERLY CASH DIVIDEND

CINCINNATI, APRIL 24, 2025 – LSI Industries Inc. (Nasdaq: LYTS, “LSI” or the “Company”) a leading U.S. based manufacturer of commercial lighting and display solutions, today reported financial results for the fiscal 2025 third quarter ended March 31, 2025.

FISCAL 2025 THIRD QUARTER RESULTS

●	Net sales of $132.5 million, + 22% y/y
●	Diluted EPS of $0.13; Adjusted Diluted EPS $0.20
●	EBITDA of $9.3 million; Adjusted EBITDA of $11.3 million
●	Book-to-Bill 1.06; Backlog +15% y/y
●	Completed acquisition of Canada's Best Holdings
●	Free cash flow of $4.7 million
●	Ratio of net debt to TTM Adjusted EBITDA of 1.0x

LSI generated significant year-over-year sales growth in the fiscal 2025 third quarter, effectively managing considerable changes to customer project schedule requirements, particularly in the Display Solutions segment. Fluctuating demand levels and changing customer schedule requirements impacted margins in the short term, becoming more stable exiting the quarter.

The Company reported fiscal third quarter sales of $132.5 million, an increase of 22% over the prior year period. Sales growth was driven by organic growth in Display Solutions, along with contributions from the EMI acquisition completed in April 2024. Results include three weeks of sales from the acquisition of Canada’s Best Holdings, announced March 11, 2025.

Reported net income was $3.9 million, or $0.13 per diluted share for the fiscal third quarter, while adjusted net income was $6.3 million or $0.20 per diluted share. The company reported EBITDA of $9.3 million, and adjusted EBITDA of $11.3 million, or 8.5% of net sales for the quarter. A reconciliation of GAAP and non-GAAP financial results is included in this press release.

The Company generated free cash flow of $4.7 million in the fiscal third quarter, driven by continued profitability and ongoing working capital efficiency. Also in the quarter, LSI acquired Canada’s Best for $24 million all-cash purchase price. Including this activity, LSI maintains a strong balance sheet, exiting the quarter with a ratio of net debt to trailing twelve-month Adjusted EBITDA of 1.0x, providing ample flexibility to continue pursuing the Company’s capital allocation priorities.

LSI Industries Fiscal 2025 Third Quarter Results
April 24, 2025

The Company declared a regular cash dividend of $0.05 per share payable on May 13, 2025, to shareholders of record on May 5, 2025.

MANAGEMENT COMMENTARY

“Our Company delivered solid fiscal third quarter results, achieving sales growth of 22%, while successfully managing a period of significant variability in customer project schedules and demand levels,” stated James A. Clark, President, and Chief Executive Officer of LSI. “The calendar year first quarter is always choppy as customers finalize their store build and renovation capital budget plans for the year, but this year has been more unsettling than most for a number of reasons,” continued Clark.

“Our comparable project backlog exiting the fiscal third quarter increased 15% versus the prior year quarter, reflecting improved order rates, which increased 6% versus prior year, and the ongoing modification of customer site release activity. Our performance this quarter demonstrates the agility and proven capabilities required to successfully manage a large custom project business environment, a competency our customers value, providing differentiation and a competitive advantage for our company.

“Our 22% sales growth was driven by continued strong performance in the Display Solutions segment. Total sales in the Display Solutions segment increased 70% versus the previous year, including organic growth of 15%, driven by ongoing site release activity for multiple large programs in the refueling/c-store vertical and the resumption of demand in the grocery vertical. The grocery vertical realized over 20% growth in the quarter, with demand balanced across multiple customers. As we pass the one-year anniversary of the EMI acquisition, the business continues to perform well, and we continue to make important progress on our integration plans including margin improvement initiatives. The rapid increase in demand combined with a high level of customer scheduling changes had a transitory impact to margins in the quarter. We continue to collaborate with our customers on fulfillment plans, and schedules are improving as we enter the fiscal fourth quarter. We exit the quarter with a strong Display backlog, and order activity remains stable at an elevated level, with a book-to-bill of 1.0.

“LSI continues to build a lighting and display solutions platform of scale across North America capable of delivering sustained value through a combination of organic and inorganic growth,” stated Clark. “Our third quarter acquisition of Toronto based Canada’s Best Holdings represents another important strategic milestone that further expands our geographic reach and vertical market focus, consistent with the multi-year growth roadmap outlined within our Fast Forward 2028 growth plan. Canada’s Best represents an important bolt-on acquisition for LSI’s Display Solution business, increasing our presence in the rapidly growing Canadian market, providing local project capabilities for large retailers with store locations throughout the United Sates and Canada, as well as customers with only Canadian based locations.

“Within the Lighting segment, year-over-year sales were below prior year while operating margin expanded 110 basis points to 13.3%. Large project shipment activity was again lower in the quarter; however, we experienced a significant rebound in project order activity, driven by a considerable number of outstanding larger project quotes converting to orders, resulting in a book-to-bill of 1.13 for the third quarter. We believe quote to order conversion levels will continue to improve, although cycles will remain choppy for any one month or quarter. The improved operating margin for the quarter was driven by multiple factors including an increased mix of higher value applications, stable pricing and effective cost management. We exited the quarter with a Lighting backlog 18% above prior year.

LSI Industries Fiscal 2025 Third Quarter Results
April 24, 2025

“We have been developing and executing supply chain and commercial plans in preparation for the enactment of additional tariffs, which were announced April 2, 2025, followed by a ninety day pause for the reciprocal tariffs on most countries” stated Clark.  “LSI has a well-constructed supply chain, ensuring the availability and continuity required to satisfy customer delivery commitments across both segments.  For Display Solutions, the majority of manufacturing and key component sourcing is conducted in the United States for domestic projects, and in Canada for those in-country projects.  For Lighting, all product manufacturing occurs in the United States except for a select number of commodity products sourced internationally.  Most lighting components are also sourced domestically; however, the industry has several components where international sourcing represents the preferred option.  We have and will continue to adjust both pricing and sourcing decisions for those products impacted by current and future tariff activity.

“LSI continues to accelerate and execute on key growth initiatives, all designed to strengthen our position as a partner with customers in target vertical markets. In the quarter, we again earned pilot opportunities to further expand our presence with existing customers. For example, a large grocery customer who currently utilizes our print graphics products awarded LSI a refrigerated display case placement, with additional opportunities moving forward. In addition, we were successful in winning opportunities with several new customers in the refueling/c-store, sports, and parking verticals on the strength of new products, and proven capabilities. We’ll continue to build on this model moving forward and are confident our integrated portfolio of products and solutions will generate growth opportunities with both new and existing customers.

Clark concluded, “LSI continues to generate growth in a dynamic market environment, building on our solid foundation of products and solutions which positions us to scale our business profitably. Our strategy is sound, with the value of our unique, differentiated, vertical market model resonating with customers. Looking ahead, we will continue to advance our 2028 Fast Forward Plan generating profitable organic and inorganic growth, driving long-term value creation for our shareholders.”

FISCAL 2025 THIRD QUARTER CONFERENCE CALL

A conference call will be held today at 11:00 A.M. ET to review the Company’s financial results and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of LSI Industries’ website at www.lsicorp.com. Individuals can also participate by teleconference dial-in. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register, download and install any necessary audio software.

Domestic Live:	877-407-4018
International Live:	201-689-8471

LSI Industries Fiscal 2025 Third Quarter Results
April 24, 2025

To listen to a replay of the teleconference, which subsequently will be available through May 8, 2025

Domestic Replay:	844-512-2921
International Replay:	412-317-6671

Conference ID:	13753022

ABOUT LSI INDUSTRIES

Headquartered in Cincinnati, LSI is a publicly held company traded over the NASDAQ Stock Exchange under the symbol LYTS. The company manufactures advanced lighting, graphics and display solutions across strategic vertical markets. The company’s American-made products, which include non-residential indoor and outdoor lighting, print graphics, digital graphics, refrigerated and custom displays, help create value for customer brands and enhance the consumer experience. LSI also provides comprehensive project management services in support of large-scale product rollouts. The company employs approximately 2,000 people at 19 manufacturing plants in the U.S. and Canada. Additional information about LSI is available at www.lsicorp.com.

FORWARD-LOOKING STATEMENTS

For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, visit https://investors.lsicorp.com as well as our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q which contain risk factors.

INVESTOR & MEDIA CONTACT

Noel Ryan, IRC

720.778.2415

LYTS@vallumadvisors.com

LSI Industries Fiscal 2025 Third Quarter Results
April 24, 2025

Three Months Ended March 31		(Unaudited)	Nine Months Ended March 31
2025	2024	(In thousands, except per share data)	2025	2024
$132,481	$108,186	Net sales	$418,310	$340,632

99,571	76,846	Cost of products sold	316,718	240,789
67	-	Expense on step-up basis of acquired lease	203	-
-	130	Severance costs and Restructuring costs	38	508

32,843	31,210	Gross profit	101,351	99,335

23,253	21,328	Selling and administrative costs	68,351	66,023
1,116	1,021	Long-term performance based compensation	3,969	3,195
-	11	Severance costs and restructuring costs	22	21
1,465	1,190	Amortization expense of acquired intangible assets	4,281	3,570
774	-	Acquisition costs	822	-
-	-	Consulting expense: commercial growth initiatives	81	19

6,235	7,660	Operating Income	23,825	26,507

(22)	75	Other expense (income)	300	142
661	134	Interest expense, net	2,264	1,153

5,596	7,451	Income before taxes	21,261	25,212

1,713	2,076	Income tax	5,049	5,903

$3,883	$5,375	Net income	$16,212	$19,309

		Weighted Average Common Shares Outstanding
30,003	29,163	Basic	29,841	28,981
30,966	30,122	Diluted	30,790	30,005

		Earnings Per Share
$0.13	$0.18	Basic	$0.54	$0.67
$0.13	$0.18	Diluted	$0.53	$0.64

LSI Industries Fiscal 2025 Third Quarter Results
April 24, 2025

	(amounts in thousands)
	March 31	June 30,
	2025	2024
Current assets	$185,510	$162,499
Property, plant and equipment, net	31,254	32,959
Other assets	164,101	153,342
Total assets	$380,865	$348,800

Current maturities of long-term debt	$3,571	$3,571
Other current liabilities	85,621	75,636
Long-term debt	51,789	50,658
Other long-term liabilities	18,171	14,580
Shareholders' equity	221,713	204,355
	$380,865	$348,800

Three Months Ended March 31, 2025 Results

Net sales for the three months ended March 31, 2025, were $132.5 million representing an increase of 22% compared to the three months ended March 31, 2024, net sales of $108.2 million. Lighting Segment net sales of $59.0 million decreased 9% and Display Solutions Segment net sales of $73.5 million increased 70% from last year’s second quarter net sales. Net income for the three months ended March 31, 2025, was $3.9 million, or $0.13 per share, compared to $5.4 million or $0.18 per share for the three months ended March 31, 2024. Earnings per share represents diluted earnings per share.

Nine Months Ended March 31, 2025 Results

Net sales for the nine months ended March 31, 2025, were $418.3 million representing a 23% increase from the nine months ended March 31, 2024, net sales of $340.6 million. Lighting Segment net sales of $175.6 million decreased 11% and Display Solutions Segment net sales of $242.7 million increased 69% from last year’s net sales. Net income for the nine months ended March 31, 2025, was $16.2 million, or $0.53 per share, compared to $19.3 million or $0.64 per share for the nine months ended March 31, 2024. Earnings per share represents diluted earnings per share.

Balance Sheet

The balance sheet at March 31, 2025, included current assets of $185.5 million, current liabilities of $89.2 million and working capital of $96.3 million, which includes cash of $4.3 million. The current ratio was 2.1 to 1. The balance sheet also included shareholders’ equity of $221.7 million and long-term debt of $51.8 million. It is the Company’s priority to continuously generate sufficient cash flow, coupled with an approved credit facility, to adequately fund operations.

LSI Industries Fiscal 2025 Third Quarter Results
April 24, 2025

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.05 per share in connection with the third quarter of fiscal 2025, payable May 13, 2025, to shareholders of record as of the close of business on May 5, 2025. The indicated annual cash dividend rate is $0.20 per share. The Board of Directors has adopted a policy regarding dividends which provides that dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings both on a GAAP and non-GAAP basis, cash flow requirements, financial condition, debt levels, stock repurchases, future business developments and opportunities, and other factors deemed relevant by the Board.

Non-GAAP Financial Measures

This press release includes adjustments to GAAP operating income, net income, and earnings per share for the three and nine months ended March 31, 2025, and 2024. Operating income, net income, and earnings per share, which exclude the impact of long-term performance based compensation expense, the amortization expense of acquired intangible assets, commercial growth opportunity expense, acquisition costs, the lease expense on the step-up basis of acquired leases, and restructuring and severance costs, are non-GAAP financial measures. We further note that while the amortization expense of acquired intangible assets is excluded from the measures, the revenue of the acquired companies is reflected in the measures and the acquired assets contribute to revenue generation. We exclude these items because we believe they are not representative of the ongoing results of the operations of the business. Also included in this press release are non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA and Adjusted EBITDA), Net Debt to Adjusted EBITDA, Free Cash Flow, and organic sales growth. We believe that these are useful as supplemental measures in assessing the operating performance of our business. These measures are used by our management, including our chief operating decision maker, to evaluate business results, and are frequently referenced by those who follow the Company. These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, the non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations, in that they do not reflect all amounts associated with our results as determined in accordance with U.S. GAAP. Therefore, these measures should be used only to evaluate our results in conjunction with corresponding GAAP measures. Below is a reconciliation of these non-GAAP measures to net income and earnings per share reported for the periods indicated along with the calculation of EBITDA, Adjusted EBITDA, Free Cash Flow, Net Debt to Adjusted EBITDA, and organic sales growth.

LSI Industries Fiscal 2025 Third Quarter Results
April 24, 2025

Three Months Ended March 31			(Unaudited)	Nine Months Ended March 31
2025	2024	% Change	(In thousands, except per share data)	2025	2024	% Change
$132,481	$108,186	22%	Net sales	$418,310	$340,632	23%

6,235	7,660	-19%	Operating income as reported	23,825	26,507	-10%

1,116	1,021	9%	Long-term performance based compensation	3,969	3,195	24%
-	141	NM	Severance costs and restructuring costs	60	529	NM
1,465	1,190	23%	Amortization expense of acquired intangible assets	4,281	3,570	20%
774	-	NM	Acquisition costs	822	-	NM
67		NM	Expense on step-up basis of acquired lease	203	-	NM
-	-	NM	Consulting expense: commercial growth initiatives	81	19	NM

$9,657	$10,012	-4%	Operating income as adjusted	$33,241	$33,820	-2%

$3,883	$5,375	-28%	Net income as reported	$16,212	$19,309	-16%

$6,331	$7,131	-11%	Net income as adjusted	$22,307	$23,990	-7%

$0.13	$0.18	-28%	Earnings per share (diluted) as reported	$0.53	$0.64	-17%

$0.20	$0.24	-17%	Earnings per share (diluted) as adjusted	$0.72	$0.80	-10%

Three Months Ended					Nine Months Ended
March 31					March 31
2025		2024		(In thousands, except per share data)	2025		2024
	Diluted EPS		Diluted EPS	Reconciliation of net income to adjusted net income		Diluted EPS		Diluted EPS
$3,883	$0.13	$5,375	$0.18	Net income as reported	$16,212	$0.53	$19,309	$0.64

879	0.02	767	0.03	Long-Term Performance Based Compensation	3,039	0.09	2,366	0.08

-	-	-	-	Consulting expense: Commercial Growth Initiatives	62	-	13	-

577	0.02	-	-	Acquisition Costs	627	0.02	-	-

52	-	-	-	Lease expense on the step-up basis of acquired leases	155	-	-	-

-	-	101	-	Severance costs and Restructuring costs	45	-	391	0.01

1,128	0.04	888	0.03	Amortization expense of acquired intangible assets	3,260	0.11	2,643	0.10

(188)	(0.01)	-	-	Tax rate difference between reported and adjusted net income	(1,093)	(0.03)	(732)	(0.03)

$6,331	$0.20	$7,131	$0.24	Net income adjusted	$22,307	$0.72	$23,990	$0.80

Effective in the first quarter of fiscal 2025, LSI will include the amortization expense related to acquired intangible assets as an add-back to its non-GAAP reconciliation. Prior quarter non-GAAP reconciliations have been adjusted accordingly.

LSI Industries Fiscal 2025 Third Quarter Results
April 24, 2025

Three Months Ended			(Unaudited; In thousands)	Nine Months Ended
March 31			Net Income to Adjusted EBITDA	March 31
2025	2024	% Change		2025	2024	% Change
3,883	5,375	-28%	Net income as reported	16,212	19,309	-16%
1,713	2,076		Income Tax	5,049	5,903
661	134		Interest expense, net	2,264	1,153
(22)	75		Other expense (income)	300	142
$6,235	$7,660	-19%	Operating Income as reported	$23,825	$26,507	-10%

3,062	2,415		Depreciation and amortization	9,020	7,143
$9,297	$10,075	-8%	EBITDA	$32,845	$33,650	-2%

1,116	1,021		Long-Term Performance Based Compensation	3,969	3,195
-	141		Severance costs and Restructuring costs	60	529
-	-		Consulting expense: commercial growth initiatives	81	19
774	-		Acquisition costs	822	-
67	-		Expense on step-up basis of acquired lease	203	-
$11,254	$11,237	0%	Adjusted EBITDA	$37,980	$37,393	2%
8.5%	10.4%		Adjusted EBITDA as a percentage of Sales	9.1%	11.0%

Three Months Ended			(Unaudited; In thousands)	Nine Months Ended
March 31			Free Cash Flow	March 31
2025	2024	% Change		2025	2024	% Change
$5,406	$12,429	NM	Cash flow from operations	$27,143	$32,297	NM

(690)	(1,277)	-46%	Capital expenditures	(2,515)	(4,626)	-46%
$4,716	$11,152	NM	Free cash flow	$24,628	$27,671	NM

	(amounts in thousands)
Net Debt to Adjusted EBITDA Ratio	March 31	March 31
(amounts in thousands)	2025	2024
Current Maturity of Debt	$3,571	$3,571
Long-Term Debt	51,789	12,782
Total Debt	$55,360	$16,353
Less: Cash	(4,301)	(7,175)
Net Debt	$51,059	$9,178
Adjusted EBITDA - Trailing Twelve Months	$52,024	$51,496
Net Debt to Adjusted EBITDA Ratio	1.0	0.2

LSI Industries Fiscal 2025 Third Quarter Results
April 24, 2025

Organic compared to Inorganic Sales	Q3 2025	Q3 2024	% Variance

Lighting Segment	$58,967	$64,881	-9%
Display Solutions Segment
- Comparable Display Solutions Sales	$49,728	$43,305	15%
- EMI	$22,417	-
- Canada's Best	$1,369	$-
Total Diplay Solutions Sales	$73,514	$43,305	70%
Total net sales	$132,481	$108,186	22%
Less:
EMI	22,417	-
Canada's Best Holdings	1,369	-
Total organic net sales	$108,695	$108,186	-

LSI Industries Fiscal 2025 Third Quarter Results
April 24, 2025

Reconciliation of net income to adjusted net income - Seven quarter view

	FY 2024

		Diluted		Diluted
	Q1 2024	EPS	Q2 2024	EPS
Net income reported	$8,028	$0.27	$5,906	$0.20
Consulting expense: commercial growth initiatives	13	-	-	-
Amortization expense of acquired intangible assets	870	0.03	885	0.03
Severance costs/Restructuring costs	256	0.01	34	-
Long-term performance based compensation	974	0.03	625	0.02
Tax rate difference between reported and adjusted net income	(531)	(0.02)	(201)	(0.01)
Net income adjusted	$9,610	$0.32	$7,249	$0.24
Adjusted net income %	7.8%		6.7%

	FY 2024

		Diluted		Diluted
	Q3 2024	EPS	Q4 2024	EPS
Net income reported	$5,375	$0.18	$5,668	$0.19
Acquisition costs	-	-	722	0.02
Amortization expense of acquired intangible assets	888	0.03	1,028	0.04
Severance costs/Restructuring costs	101	-	5	-
Long-term performance based compensation	767	0.03	906	0.03
Tax rate difference between reported and adjusted net income	-		(25)	-
Net income adjusted	$7,131	$0.24	$8,304	$0.28
Adjusted net income %	6.6%		6.4%

	FY 2025

		Diluted		Diluted
	Q1 2025	EPS	Q2 2025	EPS
Net income reported	$6,682	$0.22	$5,647	$0.18
Acquisition costs	36	-	-	-
Consulting expense: commercial growth initiatives	-	-	62	-
Amortization expense of acquired intangible assets	1,042	0.03	1,090	0.04
Lease expense on the step-up basis of acquired leases	50	-	53	-
Severance costs/Restructuring costs	45	-	-	-
Long-term performance based compensation	881	0.03	1,294	0.04
Tax rate difference between reported and adjusted net income	(755)	(0.02)	(150)	-
Net income adjusted	$7,981	$0.26	$7,996	$0.26
Adjusted net income %	5.8%		5.4%

	FY 2025

		Diluted
	Q3 2025	EPS
Net income reported	$3,883	$0.13
Acquisition costs	577	0.02
Consulting expense: commercial growth initiatives	-	-
Amortization expense of acquired intangible assets	1,128	0.04
Lease expense on the step-up basis of acquired leases	52	-
Severance costs/Restructuring costs	-	-
Long-term performance based compensation	879	0.02
Tax rate difference between reported and adjusted net income	(188)	(0.01)
Net income adjusted	$6,331	$0.20
Adjusted net income %	4.8%